SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                               FORM 8-K/A Number 1

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                January 27, 1997


                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)



                                     Nevada
                 (State or other jurisdiction of incorporation)



      0-19118                                                74-2584033
      (Commission File Number)         (I.R.S. Employer Identification Number)


      500 N. Loop 1604 East, Suite 100
      San Antonio, Texas                                                78232
      (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (210) 490-4788

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated November 27, 1996, as set forth in the pages attached hereto:



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.



      (a)   Financial Statements of business acquired.


            See numbers 1,2,3 and 4 set forth on the attached index to Item 7., Financial Statements and Exhibits, for a listing of the Financial Statements of:

            1. CGGS - Canadian Gas Gathering Systems Inc.

            2. Canadian Abraxas Petroleum Limited

            3. Certain  Overriding  Royalty  Interests  in  the  Portilla  Field
               Acquired by Abraxas Petroleum Corporation

            4. Portilla - 1996, L. P., (A Texas Limited Partnership)


      (b)   Pro Forma financial information.


            See numbers 5 and 6 set forth on the attached index to Item 7., Financial Statements and Exhibits, for a listing of the unaudited pro forma information relating to the Registrant.

Item 7.  Financial Statements and Exhibits


(a)   Financial Statements

      1.    CGGS - Canadian Gas Gathering Systems Inc.

            Auditors' report to the Directors
            Balance Sheets at October 31, 1994 and 1995
               and October 31, 1996 (Unaudited)
            Statements  and  Earnings  (Loss) and  Deficit  for the years  ended
               October 31, 1993, 1994, and 1995 and for the year ended October 31, 1996 (Unaudited)

            Statements of  Changes in  Financial  Position  for the years  ended
               October 31, 1993, 1994 and 1995 and for the year ended October 31, 1996 (Unaudited)

            Notes to Financial Statements

      2.    Canadian Abraxas Petroleum Limited

            Report of Independent Auditors
            Balance Sheet at September 30, 1996
            Notes  to Balance Sheet

      3. Certain Overriding Royalty Interests in the Portilla Field Acquired by Abraxas Petroleum Corporation

            Report of Independent Auditors
            Statements of Combined  Oil and Gas  Revenues  and Direct  Operating
               Expenses for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996 (Unaudited)

            Notes to  Statements  of Combined  Oil and Gas  Revenues  and Direct
               Operating Expenses

      4.    Portilla - 1996, L. P., (A Texas Limited Partnership)

            Balance Sheet at September 30, 1996 (Unaudited)

            Statement of Income  for the  Period  from  March 20,  1996 (date of formation) through September 30, 1996 (Unaudited)

            Statement of  Partners'  Equity at  September  30, 1996  (Unaudited)
               Statement of Cash Flows for the Period from March 20, 1996 (date of formation) through September 30, 1996 (Unaudited)

            Notes to Financial Statements


(b)   Unaudited Pro Forma Information

      5.    Pro Forma Condensed Balance Sheet at September 30, 1996

      6. Pro Forma Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1996

                        AUDITORS' REPORT TO THE DIRECTORS



To the Board of Directors of
Canadian Gas Gathering Systems Inc.

      We have audited the balance sheets of CGGS Canadian Gas Gathering Systems Inc. as at October 31, 1995 and 1994 and the statements of earnings (loss) and deficit and changes in financial position for the years ended October 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 1995 and 1994 and the results of its operations and the changes in its financial position for the years ended October 31, 1995, 1994 and 1993 in accordance with generally accepted accounting principles.



KPMG
Chartered Accountants

Calgary, Canada
January 12, 1996





                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

                                 BALANCE SHEETS

                              (In Canadian Dollars)


                                     ASSETS

                                               October 31
                                       ---------------------------     October 31
                                           1994          1995             1996
                                       ------------  -------------    -------------
                                                                       (Unaudited)
Current assets:
  Cash and short-term deposits ....... $  8,326,000    $  1,274,000   $  10,050,000
  Accounts receivable ................   11,619,000      12,850,000      13,540,000
                                       ------------    ------------    ------------
                                         19,945,000      14,124,000      23,590,000

Capital assets (note 3) ..............  129,432,000     128,095,000     123,857,000
Deferred financing costs (note 4).....    1,628,000       1,482,000       1,336,000
Deferred foreign exchange loss .......    9,775,000       7,882,000       6,858,000
                                       ------------    ------------    ------------

  Total assets ....................... $160,780,000    $151,583,000    $155,641,000
                                       ============    ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                October 31
                                       -----------------------------   October 31
                                           1994           1995             1996
                                       -------------- --------------   ------------
                                                                        (Unaudited)
Current liabilities:
  Debenture interest payable to
   shareholders .....................  $   1,399,000   $   1,344,000   $  1,342,000
  Accounts payable ..................     10,108,000       4,335,000      7,201,000
                                       -------------   -------------   -------------
   Total current liabilities ........     11,507,000       5,679,000      8,543,000

Long-term shareholders' debt (note 5)    114,167,000     113,070,000    113,179,000
  Provision for future site
  restoration .......................      2,236,000       3,015,000      4,148,000
                                       -------------   -------------   -------------
                                         127,910,000     121,764,000    125,870,000

Shareholders' equity:
  Share capital (note 6) ............     34,213,000      34,213,000     34,213,000
  Deficit ...........................     (1,343,000)     (4,394,000)    (4,442,000)
                                       -------------   -------------   -------------
   Total shareholders' equity .......     32,870,000      29,819,000     29,771,000

Commitments (note 10)
                                       -------------   -------------   -------------
   Total liabilities and
     shareholders' equity ...........  $ 160,780,000   $ 151,583,000   $155,641,000
                                       =============   =============   =============




                      See accompanying notes to financial statements.






                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

                    STATEMENTS OF EARNINGS (LOSS) AND DEFICIT

                              (In Canadian Dollars)


                                                                           Year Ended
                                        Year Ended October 31              October 31
                               -----------------------------------------  -------------
                                   1993          1994         1995            1996
                               ------------- -----------   -------------  -------------
                                                                            (Unaudited)
Revenues:
  Processing ...............  $ 25,818,000   $ 30,408,000   $ 33,100,000   $ 36,954,000
  Production ...............    28,620,000     35,855,000     22,408,000     26,791,000
  Royalties, net ...........    (5,321,000)    (6,787,000)    (3,366,000)    (3,975,000)
  Other income .............       264,000      1,028,000        996,000        690,000
                              ------------   ------------   ------------    -----------
                                49,381,000     60,504,000     53,138,000     60,460,000

Expenses:
  Processing ...............    16,707,000     15,621,000     14,763,000     19,207,000
  Production ...............     4,649,000      4,866,000      5,689,000      5,308,000
  Administration (note 7) ..     3,685,000      3,960,000      4,507,000      4,117,000
  Interest on acquisitions .     1,280,000           --             --             --
  Interest on long-term ....    12,175,000     15,998,000     16,227,000     16,172,000
   shareholders' debt
  Depletion and depreciation    13,408,000     14,361,000     13,754,000     14,092,000
  Amortization of deferred .       146,000        146,000        146,000        146,000
   financing costs
  Foreign exchange loss ....       760,000        772,000        795,000      1,134,000
                              ------------   ------------   ------------   ------------
                                52,810,000     55,724,000     55,881,000     60,176,000
                              ------------   ------------   ------------   ------------

Earnings (loss) before taxes    (3,429,000)     4,780,000     (2,743,000)       284,000

Large corporation tax ......       262,000        274,000        308,000        332,000
                              ------------   ------------   ------------   ------------
Net earnings (loss) ........    (3,691,000)     4,506,000     (3,051,000)       (48,000)

Deficit - beginning of year     (2,158,000)    (5,849,000)    (1,343,000)    (4,394,000)
                               ------------   ------------   ------------  ------------
Deficit - end of year ......  $ (5,849,000)  $ (1,343,000)  $ (4,394,000)  $ (4,442,000)
                               ============   ============   ============  ============




                      See accompanying notes to financial statements.


                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

                   STATEMENTS OF CHANGES IN FINANCIAL POSITION

                              (In Canadian Dollars)


                                                                            Year Ended
                                          Year Ended October 31             October 31
                               -----------------------------------------   ------------
                                   1993          1994         1995             1996
                               ------------- -------------  -------------  ------------
                                                                             (Unaudited)
Operating Activities:
  Net earnings (loss) .......  $ (3,691,000)  $  4,506,000   $ (3,051,000)  $    (48,000)
  Depletion and depreciation     13,408,000     14,361,000     13,754,000     14,092,000
  Amortization of deferred
   financing costs ..........       146,000        146,000        146,000        146,000
  Foreign exchange loss .....       760,000        772,000        795,000      1,134,000
  Decrease (increase) in
   non-cash working capital
   items ....................     6,004,000     (5,443,000)    (7,004,000)     2,176,000
                               ------------   ------------   ------------   ------------
                                 16,627,000     14,342,000      4,640,000     17,500,000

Financing Activities:
  Issuance of share capital .    17,692,000        583,000           --             --
  Increase in long-term
   shareholders' debt .......    53,057,000      1,726,000           --             --
                               ------------   ------------   ------------   ------------
                                 70,749,000      2,309,000           --             --

Investing Activities:
  Expenditures on capital
   assets ...................   (49,010,000)   (15,024,000)   (11,638,000)    (8,722,000)
  Decrease in deferred
   revenue ..................    (1,473,000)          --             --             --
  (Increase) decrease in
   non-cash working capital .   (35,281,000)    (3,771,000)       (54,000)        (2,000)
                               ------------   ------------   ------------   ------------
                                (85,764,000)   (18,795,000)   (11,692,000)    (8,724,000)

Increase (decrease) in cash
  and short-term deposits ...     1,612,000     (2,144,000)    (7,052,000)     8,776,000

Cash and Short-Term Deposits:
  Beginning of year .........     8,858,000     10,470,000      8,326,000      1,274,000
                               ------------   ------------   ------------   ------------
  End of year ...............  $ 10,470,000   $  8,326,000   $  1,274,000   $ 10,050,000
                               ============   ============   ============   ============




                      See accompanying notes to financial statements.

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

                          NOTES TO FINANCIAL STATEMENTS

  (Information as to October 31, 1996 and for the Year Then Ended is Unaudited)


      The Company was incorporated on March 9, 1990 under the Canada Business Corporations Act. The Company was formed to invest in gas plants, gas gathering systems and related gas reserves in Canada. Morrison Petroleums Ltd., a shareholder, manages the Company.

1.  Summary of Significant Accounting Policies

      The financial statements are prepared in accordance with generally accepted accounting principles in Canada.

Foreign Currency Translation

      Monetary assets and monetary liabilities are translated at the exchange rate in effect at the balance sheet date. Gains and losses on translation are recorded in the statement of earnings, except that gains or losses on monetary liabilities with a fixed or ascertainable life are deferred and amortized over the repayment period.

Joint Ventures

      The Company's exploration and production activities related to oil and gas are substantially conducted in joint participation with others and, accordingly, the accounts reflect only the Company's proportionate interest in such activities.

Capital Assets

      The Company follows the full cost method of accounting for exploration and development expenditures wherein all costs related to the exploration for and the development of oil and gas reserves are capitalized. These costs include leasehold acquisition costs, carrying charges of non-producing properties, costs of drilling and completing wells, and oil and gas production equipment. Proceeds received from the disposal of properties are normally credited against accumulated costs unless this would result in a significant change in the depletion rate, in which case, a gain or loss is computed and reflected in the earnings statement.

      The Company carries its oil and gas properties at the lower of capitalized cost and net recoverable value. Net recoverable value is future net revenues from proven reserves plus unproven properties at cost less impairment, if any, net of the provision for future site restoration. Future net revenues are determined using unit prices and production costs in effect at year-end and include an allowance for future overhead costs, site restoration, financing charges and income taxes that will be incurred in earning these revenues.

      Petroleum and natural gas properties are depleted and tangible production equipment is depreciated using the unit-of-production method based upon the estimated proven oil and gas reserves after royalties. Reserves are converted to common units based on the approximate equivalent energy content of each unit of reserves, which results in a conversion ratio of six thousand cubic feet of gas to one barrel of oil equivalent.

      Processing facilities are depreciated on a straight-line basis over the estimated useful life of each facility.

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

Provision for Future Site Restoration

      Provision is made for future site restoration costs. This provision is charged to earnings over the estimated life of the proven oil and gas reserves and processing facilities using the unit of production and the straight-line methods respectively, and is included with depletion and depreciation.

Royalties

      Crown, freehold and overriding royalties and mineral taxes are net of Alberta Royalty Tax Credits.

Deferred Financing Costs

      The  deferred   financing   costs  are   associated   with  obtaining  the
subscriptions for units (see Note 2). These costs were amortized evenly over fifteen years.

2.  Formation and Unit Subscriptions

      Under the Unit Subscription Agreement, the investors have subscribed for units at U.S. $100,000 per unit consisting of U.S. $75,000 of debentures and U.S. $25,000 of Class A shares (2,500 Class A shares at a price of U.S. $10 per share) in a 3-to-1 ratio. The Company received commitments for unit subscriptions totaling U.S. $114,700,000 (U.S. $86,025,000 of debentures and 2,867,500 Class A shares at U.S. $10 per share). At October 31, 1996, 1995 and 1994 98.12% of the subscriptions were paid for and debentures and shares issued.

      On September 14, 1994, the Board of Directors approved a resolution to end any further acquisitions by the investors and to close out the investor obligations.

      At October 31, 1996, U.S.  $84,411,829 of debentures and U.S.  $28,137,367
Class A shares were issued and outstanding.

      Under Amendment No. 4 to the Unit Subscription Agreement dated May 15, 1995, in 1995 the Company is permitted to expend all of its funds from operations after debt servicing and all applicable corporate tax, on capital enhancements, repairs and maintenance. In 1996 and subsequent years, subject to approval by eighty percent of all shareholders, the Company is permitted to expend two-thirds of its funds from operations after debt servicing and all applicable corporate tax on, capital enhancements, repairs and maintenance.

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

3.  Capital Assets

                                                 October 31
                                 ------------------------------------------
                                     1994           1995          1996
                                 -------------- ------------- -------------
                                                              (unaudited)
      Oil and Gas Properties:
        Cost                       $42,310,000    $43,361,000   $44,963,000
        Accumulated depletion      (20,267,000)   (24,540,000)  (28,197,000)
                                 -------------  -------------  ------------
                                    22,043,000     18,821,000    16,766,000
                                 -------------  -------------  ------------

      Tangible Production
        Equipment:
        Cost                         7,889,000      9,402,000    10,239,000
        Accumulated depreciation    (3,523,000)    (4,450,000)   (5,283,000)
                                  ------------   ------------   -----------
                                     4,366,000      4,952,000     4,956,000
                                  ------------   ------------   -----------
      Processing Facilities:
        Cost                       118,623,000    127,696,000   133,979,000
        Accumulated depreciation   (15,600,000)   (23,374,000)  (31,844,000)
                                  ------------    -----------   -----------
                                   103,023,000    104,322,000   102,135,000
                                  ------------    -----------   -----------
                                  $129,432,000   $128,095,000  $123,857,000
                                  ============   ============  ============

      During 1996 no acquisition fees (1995 - $0, 1994 - $27,000) were included in the cost of capital assets. A provision for future site restoration of $1,132,347 (1995 - $779,000, 1994 - $740,000, 1993 - $644,935) was expensed during 1996.

4.  Deferred Financing Costs

                                              October 31
                                 --------------------------------------
                                     1994         1995        1996
                                 ------------   ----------  -----------
                                                            (unaudited)
      Deferred financing costs     $2,187,000   $2,187,000   $2,187,000
      Accumulated amortization       (559,000)    (705,000)    (851,000)
                                   ==========   ==========   ==========
                                   $1,628,000   $1,482,000   $1,336,000
                                   ==========   ==========   ==========

5.     Long-Term Shareholders' Debt

      The debentures are payable in U.S. dollars fifteen years from the date of issue which is in the period 2005 to 2008. The debentures bear interest at 14% per annum payable on a quarterly basis.

      The Company is entitled, if the after-tax cash flow is not sufficient to make interest payments, to satisfy interest payments by issuing additional debentures valued at an amount equal to 100% of the principal amount thereof, and Class A shares at $10.00 per share.

      The debentures are held by the Class A shareholders.

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



6.  Share Capital

Authorized

      Unlimited Class A voting common shares.

      Unlimited Class B non-voting common shares.

      The Class B shares are not entitled to dividends. Upon payout, as defined in the Company's Articles, each Class B share may be converted to a Class A share and the Class B shareholders have a call option to purchase, in the aggregate, 25% of the then outstanding debentures at a price of U.S. $10 for each U.S. $75,000 principal amount of debentures.

      Class B shares are issued equal to 33% of the Class A shares issued pursuant to subscription calls. Class B shares are issued for U.S. $.01 per share.

Issued for Cash

                                     Class A                  Class B
                           ---------------------------------------------------

Inception to October 31,
  1993                       2,770,599    $33,619,000    923,530      $11,000
Issued during 1994              43,139        582,000     14,380           -
                           ------------- ------------   ---------   ----------

Balance at October 31,
  1994, 1995 and 1996
  (unaudited)                2,813,738    $34,201,000    937,910      $11,000
                           ===========   ============  =========    =========

7.  Administration

      Pursuant to the administration and management agreements, the following expenses have been recorded:

                                        Year Ended October 31
                        ---------------------------------------------------
                            1993         1994         1995          1996
                        ------------   ----------   ----------   ----------
                                                                (unaudited)
Management fees           $2,105,000   $2,384,000   $2,613,000   $2,531,000
Administration fees        1,394,000    1,959,000    1,628,000    1,632,000
                        ------------   ----------   ----------   ----------
                           3,499,000    4,343,000    4,241,000    4,163,000

Directors' fees and
  expenses                    38,000       63,000      311,000      113,000
General corporate
  expenses                   148,000      550,000      400,000      299,000
                        ------------   ----------   ----------   ----------
                           3,685,000    4,956,000    4,952,000    4,575,000

Recoveries                         -     (996,000)    (445,000)    (458,000)
                        ------------   ----------   ----------   ----------
                          $3,685,000   $3,960,000   $4,507,000   $4,117,000
                        ============   ==========   ==========   ==========

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

      General  corporate   expenses  include   third-party   professional  fees,
insurance and other items of a general corporate nature.

8.  Income Taxes

      At October 31, 1996, the Company has estimated deductions for income tax purposes which exceed the related book value by $3,400,000, the potential benefit of which have not been recognized in these financial statements. For income tax purposes, the Company has reported non-capital loss carryforwards of $50,350,000 at October 31, 1996, which expire as follows: 1997 - $415,000; 1998
- $1,658,000; 1999 - $12,543,000;  2000 - $11,991,000; 2001 - $9,061,000; 2002 -
$11,247,000; 2003 - $3,435,000.

9.  Related Party Transactions

      At times, the Company enters into agreements and transactions related to gas plants and gas reserves with Morrison Petroleums Ltd. and Canadian Gas Gathering Systems II, Inc. These transactions are carried out in accordance with industry standard terms.

      During 1995, a consulting fee of $158,000 was paid to a founder and director.

10.  Commitments

      The Company has a Management Agreement with Morrison Petroleums Ltd. to provide services with respect to evaluation, acquisition, development and construction of projects and Consulting Agreements with two other founders. The Agreements are for ten years and provide for annual management and consulting fees to be paid to the three parties totaling 1.5% of the original cost of all projects, subject to certain adjustments as provided in the Agreements.

      The Company has an Administration Agreement with Morrison Petroleums Ltd. to provide administrative functions to the Company. This Agreement is for ten years and provides for an annual administration fee of 5% of the net operating income as defined in the agreement.

      Under these agreements, fees were incurred and accrue to the founders as follows:

                                     Morrison       Gas      B.
                                    Petroleums   Systems     Feshbach
                                       Ltd.         III        & Sons
                                   ------------- ----------- -----------

      Year ended October 31, 1993   $3,187,000    $496,000    $192,000
      Year ended October 31, 1994    3,653,000     443,000     247,000
      Year ended October 31, 1995    3,485,000     485,000     271,000
      Year ended October 31, 1996
        (unaudited)                  3,363,000     513,000     287,000

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

      Of the above fees which accrued to the founders, the following amounts were outstanding at the periods ended as follows:

                                    Morrison       Gas      B.Fesbach
                                   Petroleums   Systems      & Sons
                                      Ltd.         III
                                   ------------ ----------- -----------

      Year ended October 31, 1994   $854,000     $92,000     $53,000
      Year ended October 31, 1995    850,000      88,000      40,000
      Year ended October 31, 1996    616,000     131,000       1,000

      In addition, under the Administration Agreement, where Morrison Petroleums Ltd. is the operator of a gas system, capital and operating overhead is recovered from the Company by Morrison Petroleums Ltd. following guidelines prescribed by the Petroleum Accountants Society of Canada, Accounting Procedure at negotiated rates.

11.  Subsequent Events

      Subsequent to October 31, 1996 the Company became a wholly owned subsidiary of Abraxas Petroleum Corporation. Prior to the change in ownership, the Company sold its interest in the Nevis gas plant and related facilities to Morrison Petroleums Ltd. for a consideration of $120,000,000, converted its U.S. dollar denominated debt to Canadian dollars and repaid the debt.

12. Differences Between Canadian and United States Generally Accepted Accounting Principles

      These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") which, in the case of the Company, conforms with United States generally accepted accounting principles ("US GAAP") in all material respects except as follows:

      (a)In accordance with U.S. GAAP, exchange gains and losses arising on translation of long-term monetary liabilities, unless designated as a hedge, are included in income currently instead of deferred and amortized over the lives of such long term liabilities.

      (b)The Company has applied Statement of Financial Accounting Standards Number 109 "Accounting for Income Taxes" ("SFAS 109") effective November 1, 1992. SFAS 109 requires the Company to account for income taxes using the liability method for US GAAP purposes. There was no cumulative effect or effect on current results as a consequence of adopting SFAS 109.

                    CGGS CANADIAN GAS GATHERING SYSTEMS INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


      The impact of these changes on the Company's financial statements is as follows:

Statement of Earnings

                                        Year Ended October 31
                        ------------------------------------------------------
                            1993          1994          1995         1996
                        ------------- ------------- --------------------------

                                                                 (unaudited)
Net earnings (loss) as
  reported              $(3,691,000)  $4,506,000    $(3,051,000) $(1,384,000)
Foreign currency
  translation            (4,409,000)  (1,829,000)     1,893,000    1,024,000
                       -------------  ----------    -----------  -----------
Net earnings (loss) in
  accordance with U.S.
  GAAP                 $(8,100,000)   $2,677,000    $(1,158,000) $  (360,000)
                        ==========    ==========    ===========  ===========

                                                 Increase
                                 As Reported    (Decrease)    U.S. GAAP
                                 ------------- ------------- -------------

      October 31, 1994
      Deferred foreign exchange
        loss                      $9,775,000    $(9,775,000)  $        -
      Deficit                     (1,343,000)     9,776,000    (11,119,000)

      October 31, 1995
      Deferred foreign exchange
        loss                       7,882,000     (7,882,000)           -
      Deficit                     (4,394,000)     7,883,000    (12,277,000)

      October 31, 1996
      Deferred foreign exchange
        loss                       6,858,000    (6,858,000)             -
      Deficit                     (5,778,000)    6,859,000    (12,637,000)

13. Changes in non-cash working capital components

                                        Year Ended October 31
                        ------------------------------------------ -----------
                            1993          1994          1995          1996
                        ------------- ------------- -------------- -----------
                                                                  (unaudited)
Decrease (increase) in
   non-cash working
  capital
Operating:
  Accounts receivable     $ (5,558,000) $  (562,000)  $(1,231,000)  $ (690,000)
  Accounts payable          11,562,000   (4,881,000)   (5,773,000)   2,866,000
                          ------------   ----------    -----------  ----------
                          $  6,004,000  $(5,443,000)  $(7,004,000)  $2,176,000
                          ============= ===========    ===========  ==========

Investing:
  Accounts payable       $(38,023,000) $     --      $     --      $     --
  Debenture interest
  payable to
  shareholders              2,742,000    (3,771,000)      (54,000)     (2,000)
                         ------------  ------------   ------------  ----------
                         $(35,281,000)   (3,771,000)      (54,000)  $  (2,000)
                         ============  ============   ============  ===========

                         Report of Independent Auditors




The Board of Directors and Shareholders
Canadian Abraxas Petroleum Limited (a Canadian corporation)

      We have  audited  the  accompanying  balance  sheet  of  Canadian  Abraxas
Petroleum Limited as of September 30, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Canadian Abraxas Petroleum Limited at September 30, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP

San Antonio, Texas
October 7, 1996

                       CANADIAN ABRAXAS PETROLEUM LIMITED

                                  BALANCE SHEET

                                     September 30, 1996


                                     ASSETS

Subscription receivable                                          $    1
                                                               ==========
   Total assets                                                  $    1
                                                               ==========



                      LIABILITIES AND SHAREHOLDER'S EQUITY

Shareholder's equity:
  Common stock, no par value; unlimited number
   of shares authorized, issued and outstanding
   -0- shares (Subscribed 1 share)                               $    1
  Preferred stock, no par value; unlimited
   number of shares authorized, issued and
   outstanding -0- shares
                                                               ==========
     Total liabilities and shareholder's equity                  $    1
                                                               ==========









                             See accompanying notes.

                       CANADIAN ABRAXAS PETROLEUM LIMITED

                             NOTES TO BALANCE SHEET

                               September 30, 1996


1.  Organization and Operations

      Canadian Abraxas Petroleum Limited, a Canadian Corporation (Canadian Abraxas), was capitalized by Abraxas Petroleum Corporation for the principal purpose of acquiring 100% of the outstanding capital stock of CGGS Canadian Gas Gathering Systems, Inc. (CGGS), after the consummation of the sale of the Nevis Plant. CGGS owns producing properties in western Canada, consisting primarily of natural gas reserves, natural gas gathering systems, and processing facilities. Canadian Abraxas has conducted no business and has no employees or operating history as of September 30, 1996. Due to the absence of business activity as of September 30, 1996, no statement of operations or cash flows is presented.


2.  Subsequent Events (unaudited)

      On November 14, 1996, Abraxas Petroleum Corporation, through its wholly owned subsidiary, Canadian Abraxas, closed the acquisition of CGGS with a portion of the proceeds from the issuance of $215,000,000 of Senior Notes due 2004 (Notes). Abraxas Petroleum Corporation and Canadian Abraxas are jointly and severally liable for all obligations under the Notes. In connection with the close of the transaction, Canadian Abraxas incurred a liability of approximately $82,000,000 of the $215,000,000 liability. The notes are redeemable, in whole or in part, at the option of the Company and Abraxas Petroleum Corporation on or after November 1, 2000, and any time prior to November 1, 1999, the Company and Abraxas Petroleum Corporation may redeem up to 35% of the aggregate principal amount of the Notes with cash proceeds of equity offerings at a redemption price of 111.5% of the aggregate principal amount of the Notes to be redeemed. The terms of the Indenture related to the notes provide for certain financial covenants which may limit the ability of the Company to incur additional debt. Additionally, in connection with the close of the transaction, CGGS was immediately merged with and into Canadian Abraxas, and Canadian Abraxas, as the surviving entity, used the net proceeds from the sale of the Nevis gas processing plant to retire all of the outstanding debentures of CGGS.

                         Report of Independent Auditors



Board of Directors
Abraxas Petroleum Corporation

We have audited the accompanying statements of combined oil and gas revenues and direct operating expenses of the Certain Overriding Royalty Interests in the Portilla Field Acquired by Abraxas Petroleum Corporation (Abraxas) for the years ended December 31, 1994 and 1995. These statements are the responsibility of Abraxas' management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of combined oil and gas revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of combined oil and gas revenues and direct operating expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of combined oil and gas revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, are not intended to be a complete presentation of the combined oil and gas revenues and expenses of Certain Overriding Royalty Interests in the Portilla Field Acquired by Abraxas.

In our opinion, the statements referred to above present fairly, in all material respects, the combined oil and gas revenues and direct operating expenses of Certain Overriding Royalty Interests in the Portilla Field Acquired by Abraxas for the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.




                                                ERNST & YOUNG LLP
San Antonio, Texas
August 30, 1996

           CERTAIN OVERRIDING ROYALTY INTERESTS IN THE PORTILLA FIELD
                    ACQUIRED BY ABRAXAS PETROLEUM CORPORATION

                   STATEMENTS OF COMBINED OIL AND GAS REVENUES
                          AND DIRECT OPERATING EXPENSES


                                                   Nine Months Ended
                     Year Ended December 31          September 30
                    -------------------------- --------------------------
                        1994         1995          1995         1996
                    -------------------------- --------------------------
                                                      (Unaudited)

Oil and gas
  revenues           $3,529,234   $3,675,596    $2,608,169   $2,821,855

Direct operating
  expenses:
  Production
   taxes                908,421      835,092       590,019      621,656
                    -----------  -----------    ----------   ----------

Oil and gas
  revenues in
  excess of
  direct
  operating
  expenses           $2,620,813   $2,840,504    $2,018,150   $2,200,199
                    ===========   ==========    ==========   ==========




                             See accompanying notes.

           CERTAIN OVERRIDING ROYALTY INTERESTS IN THE PORTILLA FIELD
                    ACQUIRED BY ABRAXAS PETROLEUM CORPORATION

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                          AND DIRECT OPERATING EXPENSES

                     Years Ended December 31, 1994 and 1995
 (Information as to the Nine Months Ended September 30, 1995 and 1996 is
                                   Unaudited)


1.  Basis of Presentation

      The accompanying statement of combined oil and gas revenues and direct operating expenses represents the results from certain oil and gas producing properties located in the Portilla Field, San Patricio County, Texas -- (Properties) which were previously owned by the Commingled Pension Trust Fund (Petroleum II) (the Pension Fund) which were acquired in connection with the acquisition by Abraxas Petroleum Corporation (Abraxas). Abraxas acquired the remaining 75% partnership interest in Portilla-1996, L.P., the limited partner of which acquired the above interests from the Pension Fund on March 21, 1996 and contributed such interest to the Partnership.

      Full historical financial statements reflecting financial position, results of operations, and cash flows required by generally accepted accounting principles are not presented, as such information is not readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties. Accordingly, these statements of combined oil and gas revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

      The accompanying statements of combined oil and gas revenues and direct operating expenses represent the net overriding royalty interests in the Properties to be acquired by Abraxas and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, general and administrative expenses, interest expense, and federal and state income taxes have been excluded because the property interests acquired represent only a portion of a business and the expenses incurred are not necessarily indicative of the expenses to be incurred by Abraxas.

      The unaudited statements of combined oil and gas revenues and direct operating expenses for the nine months ended September 30, 1995 and 1996 include, in the opinion of management, all material adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation. The results of the nine months ended September 30, 1996, are not necessarily indicative of the results to be expected for the full year.

           CERTAIN OVERRIDING ROYALTY INTERESTS IN THE PORTILLA FIELD
                    ACQUIRED BY ABRAXAS PETROLEUM CORPORATION

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                    AND DIRECT OPERATING EXPENSES (CONTINUED)



2. Supplemental Information Relating to Oil and Gas Producing Activities (Unaudited)

      The following table presents the estimate of the net proved crude oil and natural gas quantities related to the interests in the Properties acquired and have been prepared utilizing the estimates of reserve quantities prepared by independent petroleum reserve engineers.

                                               Liquid         Natural
                                            Hydrocarbons        Gas
                                            -------------- --------------
                                              (Barrels)        (Mcf)
Proved developed and undeveloped reserves:
  Balance at December 31, 1993                 2,060,000      7,309,000
   Revisions of previous estimates               240,000     (1,374,000)
   Production                                   (207,000)      (256,000)
                                            -------------- --------------
  Balance at December 31, 1994                 2,093,000      5,679,000
   Revisions of previous estimates              (245,000)    (2,290,000)
   Production                                   (176,000)      (497,000)
   Other changes, net                            306,000        681,000
                                            -------------- --------------
  Balance at December 31, 1995                 1,978,000      3,573,000
   Revisions of previous estimates              (417,000)      (974,000)
   Production                                    (81,000)      (209,000)
   Other changes, net                            208,000         10,000
                                            -------------- --------------
  Balance at June 30, 1996                     1,688,000      2,400,000
                                            ============== ==============

Proved developed reserves:
  December 31, 1994                            1,782,000      4,727,000
  December 31, 1995                            1,722,000      3,378,000
  June 30, 1996                                1,677,000      2,331,000

All of the above reserves are located in the United States.

           CERTAIN OVERRIDING ROYALTY INTERESTS IN THE PORTILLA FIELD
                    ACQUIRED BY ABRAXAS PETROLEUM CORPORATION

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                    AND DIRECT OPERATING EXPENSES (CONTINUED)



Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

      The following disclosures concerning the standardized measure of future cash flows from proved crude oil and natural gas reserves are presented in accordance with Statement of Financial Accounting Standards No. 69. The standardized measure does not purport to represent the fair market value of the Properties' proved crude oil and natural gas reserves. An estimate of fair market value would also take into account, among other factors, the recovery of reserves not classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

      Under the standardized measure, future cash inflows were estimated by applying prices at December 31, 1995 and June 30, 1996 to the estimated future production of period-end proved reserves. Future cash inflows were reduced by estimated future production and development costs based on period-end costs to determine pre-tax cash inflows. The Properties are not, nor is the Owner, a separate tax paying entity. Accordingly, the standardized measure of discounted future net cash flows from proved reserves is presented before deduction of federal income taxes.

      Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

           CERTAIN OVERRIDING ROYALTY INTERESTS IN THE PORTILLA FIELD
                    ACQUIRED BY ABRAXAS PETROLEUM CORPORATION

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                    AND DIRECT OPERATING EXPENSES (CONTINUED)





      Set forth below is the Standardized Measure relating to proved oil and gas reserves for December 31, 1995 and June 30, 1996:

                                        December 31
                                 ---------------------------   June 30
                                     1994          1995          1996
                                 ------------ ------------- -------------

   Standardized Measure:
     Future cash inflows         $40,963,000   $43,052,000   $38,232,000
     Future production and
      development costs           12,078,000    13,490,000    12,268,000
                                 -----------   -----------   -----------
                                  28,885,000    29,562,000    25,964,000
     Discount                    (11,498,000)  (10,622,000)  (11,703,000)
                                 -----------   -----------   -----------
   Discounted future net cash
     flows before income
     taxes                       $17,387,000   $18,940,000   $14,261,000
                                 ===========   ===========   ===========

   Change in Standardized Measure (in thousands):
      Standardized Measure,
      beginning of period        $11,427,000   $17,387,000   $18,940,000
         Sales and transfers
          of gas and oil
          produced, net of
          production costs        (2,621,000)   (2,841,000)   (1,482,000)
         Changes in prices,
          net of production
          and future
          development costs        6,639,000     2,661,000       627,000
         Revisions of
          previous quantity
          estimates                   63,000    (3,168,000)   (4,001,000)
         Accretion of
          discount                 1,854,000     1,739,000       947,000
         Additions,
          revisions, and
          other changes               25,000     3,162,000      (770,000)
                                 -----------   -----------   -----------
      Standardized Measure,
        end of period            $17,387,000   $18,940,000   $14,261,000
                                 ===========   ===========   ===========

                             Portilla - 1996, L.P.,
                          (a Texas Limited Partnership)


                              Financial Statements
                                   (Unaudited)


                 Period From March 20, 1996 (Date of Formation)
                           Through September 30, 1996

                             Portilla - 1996, L.P.,
                          (a Texas Limited Partnership)




                                  Balance Sheet
                                   (Unaudited)

                                                               September 30
                                                                   1996
                                                              --------------
                                                              (In Thousands)


Assets
Current assets:
   Accounts receivable:                                          $     380
                                                                 ---------
                                                                       380
Property and equipment:
   Oil and gas properties, including gas processing plant
   (full cost method), less accumulated depreciation, depletion,
   and  amortization of $1,738,000                                  29,360

Deferred financing fees, net of accumulated amortization               223

Organization cost, net of accumulated amortization                     166
                                                                 ---------

Total assets                                                    $   30,129
                                                                 =========

                             Portilla - 1996, L.P.,
                          (a Texas Limited Partnership)

                                  Balance Sheet
                             (Unaudited - continued)

                                                            September 30
                                                                1996
                                                           --------------
                                                           (In Thousands)

Liabilities and Partners' Equity Current liabilities:
   Accounts payable                                            $    380
   Payable to Abraxas Petroleum Corporation                         398
   Payables to note holders                                         538
   Current portion of long-term debt                              6,285
                                                                  -----
Total current liabilities                                         7,601

Long-term debt, net of current portions:
   Credit agreement                                              14,304
   Notes payable                                                  5,920
                                                                 ------
                                                                 20,224

Commitments and contingencies

Partners' equity:
   General partner                                                2,000
   Limited partner                                                  304
                                                                 ------
Total partners' equity                                            2,304
                                                                 ------
Total liabilities and partners' equity                       $   30,129
                                                                 ======




See accompanying notes.

                              Portilla - 1996, L.P.
                          (a Texas Limited Partnership)



                               Statement of Income
                                   (Unaudited)

                       Period From March 20, 1996 (Date of Formation)
                           Through September 30, 1996


                                                             (In Thousands)

Oil and gas production sales                                  $   4,255

Operating costs and expenses:
   Lease operating and production taxes                             871
   Depreciation, depletion and amortization                       1,738
   Hedging loss                                                     369
                                                                 ------
                                                                  2,978
                                                                 ------
                                                                  1,277

Other expense:
   Amortization of deferred financing fee and organization costs     70
   Interest expense                                                 916
   Other                                                             67
                                                                -------
                                                                  1,053
                                                                -------
Net income                                                      $   224
                                                                 ======



See accompanying notes.

                              Portilla - 1996, L.P.
                          (a Texas Limited Partnership)


                          Statement of Partners' Equity
                                   (Unaudited)


                                                                       Total
                                              General     Limited      Partners'
                                               Partner     Partner      Equity
                                             -----------------------------------
                                                       (In Thousands)

Balance at March 20, 1996
   (date of formation)
     Contribution to capital                 $  2,000     $  80       $   2,080
     Net income for the period March 20,
       1996 (date of formation)
       through September 30, 1996                --         224             224
                                             ----------------------------------

Balance at September 30, 1996                $  2,000     $ 304       $   2,304
                                             ==================================









See accompanying notes.

                              Portilla - 1996, L.P.
                          (a Texas Limited Partnership)

                             Statement of Cash Flows
                                   (Unaudited)

                 Period From March 20, 1996 (Date of Formation)
                           Through September 30, 1996


                                                     (In Thousands)
Operating Activities
Net income                                               $     224
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation, depletion, and amortization               1,738
     Amortization of deferred  financing fees
     and organization  costs                                    70
     Changes in operating assets and liabilities:
       Accounts receivable                                    (380)
       Current payables                                      1,316
                                                         ---------
Net cash provided by operating activities                    2,968


Investing Activities
Capital expenditures                                      (31,098)
                                                         --------
Net cash used in investing activities                     (31,098)

Financing Activities
Capital contributions                                        2,080
Borrowings under credit agreement                           21,750
Payments on credit agreement                                (1,161)
Borrowings under notes payable                               5,920
Financing fees                                                (273)
Organizational costs                                          (186)
                                                         ---------
Increase in cash                                            28,130

Cash at beginning of period                                   --
                                                         ---------
Cash at end of period, including restricted cash       $     --
                                                         =========

Supplemental Disclosures
Supplemental disclosures of cash flow information:
   Interest paid                                       $       916
                                                         =========

See accompanying notes.

                               Portilla-1996, L.P.
                          (a Texas Limited Partnership)

                          Notes to Financial Statements
                                   (Unaudited)

                 Period From March 20, 1996 (Date of Formation)
                           Through September 30, 1996


1.  Organization and Significant Accounting Policies

Nature of Operations

Portilla-1996, L.P., a Texas limited partnership (Partnership), was formed on March 20, 1996. The Partnership is an independent energy partnership engaged primarily in the production of crude oil and natural gas along the Texas Gulf Coast and in the Permian Basin of western Texas for sale into the U.S. energy market. The accompanying unaudited financial statements include all adjustments, consisting of normal recurring adjustments, that, in the opinion of management, are necessary for a fair presentation. In March, 1996, Abraxas Petroleum Corporation (Abraxas) sold its 50% working interest in its Portilla Field and its 12% working interest in its Happy Field to ACCO, LLC (Limited Partner). The Limited Partner also obtained the release of a 50% overriding royalty interest in the Portilla Field previously owned by the Commingled Pension Trust Fund (Pension Fund).

In connection with the purchase of both Abraxas' interests in the Portilla and Happy Fields and the Pension Fund's interest in the Portilla Field (together, the Properties), the Limited Partner entered into a credit agreement with a bank, secured by the Properties, and contributed the Properties to the
Partnership. A subsidiary of Abraxas, Portilla-Happy Corporation (Portilla-Happy), is the general partner of the Partnership.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties

The Partnership follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all costs associated with acquisition, exploration, and development are capitalized. The Partnership does not capitalize internal costs. Depreciation, depletion, and amortization (DD&A) of crude oil and natural gas properties are based on the unit-of-production method. If unamortized capitalized costs are in excess of the discounted present value of future cash flows relating to proved reserves (ceiling), a charge to operations is recorded. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

Revenue Recognition

The Partnership recognizes crude oil and natural gas revenue from its interest in producing wells as crude oil and natural gas is sold from those wells.

Deferred Financing Fees

Deferred financing fees are being amortized on a level yield basis over the term of the related debt.

Organization Costs

Organization costs are being amortized on a straight line basis over five years.

Income Taxes

The  Partnership  is not subject to federal  income  taxes;  rather,  its income
(loss) from operations is passed directly through to its partners.

2.  Partnership Formation and Agreement

In  connection  with the  formation  of the  Partnership,  the  General  Partner
contributed  cash  of  $2,000,000  and  the  Limited  Partner   contributed  the
Properties and cash of $80,000. These Properties have been recorded in the Partnership's property and equipment at $27,500,000 representing the amount paid by the Limited Partner for the Properties. No partner is obligated to make additional contributions to the Partnership.

The Partnership agreement provides for cash to be distributed to the partners as follows:

*  Until cumulative cash distributions have equaled the original contribution of

   $21,580,000 to the Limited Partner and $2,000,000 to the General Partner, cash in excess of amounts necessary to pay the Partnership's current obligations shall be distributed 91.5% to the Limited Partner and 8.3% to the General Partner, then

* from the time that cumulative cash distribution equals the original capital contribution until the operator of the Properties is entitled to cash distribution equal to a 25% net revenue interest in the Properties with the remainder to the Limited Partner, and thereafter

* the operator is entitled to a percentage of 43.75% of the net revenue interest in the Partnership Properties with the remainder to the Limited Partner.

3. Long-Term Debt

In connection with the Limited Partner's purchase of the interest in the Portilla and Happy Fields, it entered into a credit agreement with a bank providing financing in the amount of $21,750,000. The borrowings under the credit agreement are collateralized by the Partnership's interest in the Portilla and Happy Fields, the Limited Partner's ownership interest in the Partnership, the Partnership bank accounts and a guaranty agreement. Although the bank credit agreement is between the Limited Partner and the bank, the Partnership has recorded the debt in its financial statements because the Partnership Properties have been pledged as collateral for the debt. The borrowings bear interest generally at LIBOR or the bank's prime rate. Under an interest rate swap agreement, the interest rate has been fixed at 6.12% on approximately 80% of the outstanding borrowings through October 31, 2001. Principal is due in monthly installments of 2.70% of the original principal balance through April 1997, 2.00% through April 1998; 1.46% through April 1999, 1.29% through April 2009, .67% through April 2001 and .42% through October 2001. The Partnership incurred financing fees of $273,000.

Notes payable consist of three promissory notes payable to private investment funds totaling $5,920,000. Each note bears interest at 10%, is due on March 30, 2004 and can be prepaid without penalty after four years. The notes are recourse to the Partners only to the extent of distribution made by the Partnership to such Partners. The Partnership has granted each noteholder an option to purchase an overriding royalty interest in the Partnership's oil and gas properties, which will entitle the noteholders, on a combined basis, to 74% of the net revenue for the oil and gas properties through the time that such aggregate royalty payments have equaled the sum of 10% of the option price per annum compounded annually and 150% of the option price; then at 56.25% of net revenue until the termination of the royalty interest. The noteholder may apply to the payment of the purchase price all or any part of the principal amount of the promissory notes from the Partnership and any accrued and unpaid interest thereon on a dollar-for-dollar basis. The portion of the purchase price not so applied shall be paid in cash. The option can be exercised at any time until April 30, 2004.

As of September 30, 1996, the private investment funds had advanced to the Partnership $538,000 for working capital purposes.


4. Advisory and Operating Agreements

The Partnership has entered into an advisory agreement with an entity related to the Limited Partner to provide various advisory services relating to the identification and acquisition of oil and gas properties, the marketing of production, the monitoring of costs by the operator and preparation of reports and all material financial matters related to the Partnership or its oil and gas properties. Such advisor is entitled to quarterly compensation equal to the lesser of 1/4 of 1% of the debt payable to the investment funds or 1% of the partnership gross proceeds plus reimbursement of reasonable out-of-pocket expenses incurred in rendering its services. For the period ended September 30, 1996, the Partnership accrued $42,000 related to the advisory agreement, the payable of which is included in accounts payable.

The parent Company of the General Partner, Abraxas, is the operator of the oil and gas properties of the Partnership and also provides certain executive, administrative, legal, and accounting support to the Partnership for which it is not reimbursed.

During the period ended September 30, 1996, as operator, Abraxas has collected net revenues from the sale of oil and gas production on behalf of the Partnership. Abraxas has also advanced funds on behalf of the Partnership for development drilling and working capital purposes. As of September 30, 1996, the Partnership has recorded a net payable to Abraxas of $398,000 for such activity.

The Partnership agreement provides that the General Partner shall have all the rights and powers of a General Partner except the Limited Partner must approve in writing any transfer of the oil and gas properties, any acquisition of any other mineral property, the lending of money or the guarantee of obligations, and any material amendment of an operating agreement. The Limited Partner may remove the General Partner upon 60 days written notice.

5. Commodity Swap Agreement

In April 1996, the Partnership entered into a commodity swap agreement with its bank lender to reduce its exposure to price risk in the spot market. Under the commodity swap agreement, the Partnership receives or makes payments to the bank based on the differential between a fixed and variable price for natural gas. At September 30, 1996, the Partnership had agreed to exchange payments monthly on volumes ranging from 8,160 to 20,000 barrels of crude oil per month and 14,850 to 87,406 MMBTU of natural gas per month extending through November 2001. Under the swap agreement, the Partnership receives fixed prices ranging from $17.20 to $18.55 per barrel of crude oil and $1.793 to $1.925 per MMBTU of natural gas and makes payments based on the price for west Texas intermediate light sweet crude oil on the NYMEX for crude oil and the Inside FERC, Tennessee Gas Pipeline Co:
Texas (zone 0) price for natural gas.

6. Subsequent Event

In November, 1996, Abraxas acquired the Limited Partner's 75% interest in the Partnership and repaid the bank debt as well as the notes payable to the private investment funds resulting in Abraxas effectively owning all of the equity interests in the Partnership. Upon the acquisition of the Limited Partner's interest, Abraxas had title to the Properties transferred to its name.

                         PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial data are derived from the historical financial statements of Abraxas Petroleum Corporation (Company) and are adjusted to reflect the consummation of the acquisitions of CGGS Canadian Gas Gathering Systems, Inc. (CGGS) by Canadian Abraxas Petroleum Limited (a wholly owned subsidiary of Abraxas Petroleum Corporation) (Canadian Abraxas) and of Certain Overriding Royalty Interests in the Portilla Field acquired by Abraxas Petroleum Corporation which were previously owned by the Commingled Pension Trust Fund (Pension Fund) (the Acquisitions) and also reflects the sale of $215,000,000, 11.5% Senior Notes due 2004 (Notes) and the repayment of all amounts outstanding under the Credit Agreement dated September 30, 1996 with Bankers Trust Company and other lenders in the amount of $85,000,000 (Credit Agreement). The pro forma statements of operations also reflects the acquisition of the oil and gas producing properties acquired from Enserch Exploration, Inc. on September 30, 1996 (Wyoming Properties). The historical balance sheet of the Company at September 30, 1996 includes the acquisition cost of the Wyoming Properties.

      The Unaudited Pro Forma Condensed Balance Sheet of the Company as of September 30, 1996 has been prepared assuming the Acquisitions, sale of Notes and repayment of the Credit Agreement were consummated on September 30, 1996, and the Unaudited Pro Forma Statements of Operations of the Company for the year ended December 31, 1995 and the nine months ended September 30, 1996 have been prepared assuming the Acquisitions, sale of Notes and repayment of the Credit Agreement were consummated on January 1, 1995 and January 1, 1996, respectively. The historical revenues and expenses of CGGS and Portilla and Happy represent amounts recorded by or with respect to such businesses or properties for the periods indicated.

      The historical financial statements of CGGS were prepared in Canadian dollars in accordance with Canadian generally accepted accounting principles. This information has been adjusted to present the historical financial statements in accordance with United States generally accepted accounting principles. The statements of operations have been translated into U.S. dollars at the average exchange rates of $0.7321 and $0.7273 to one Canadian dollar for the nine months ended October 31, 1996 and the fiscal year ended October 31, 1995, respectively. The monetary amounts on the unaudited balance sheet as of October 31, 1996 have been translated at the period-end exchange rate of $0.7458 to one Canadian dollar. Non-monetary amounts have been translated at a historical November 1, 1994 rate with changes in the amounts since that date translated at the average rate over the twenty five-month period. The historical financial statements of CGGS include the results of the Hoole Area. In January, 1997, Canadian Abraxas entered into a letter of intent to sell its interest in the Hoole Area for approximately $9.3 million. For the nine months ended September 30, 1996, the Hoole Area properties and natural gas processing plants contributed $2.4 million of revenues to CGGS.

      The Company previously owned a 50% working interest in the Portilla Field and a 12% working interest in the Happy Field. In March 1996, the Company sold its interests in the Portilla and Happy Fields to Acco LLC (Acco) for net consideration of $15.6 million. Acco separately obtained the release of the 50% overriding royalty interest in the Portilla previously owned by the Pension Fund and contributed its interests in the Portilla and Happy Fields , acquired from Abraxas and the Pension Fund (Portilla and Happy) to the Portilla - 1996 LP (the Partnership). The pro forma adjustments assume that the Company acquired the Pension Fund's interest in the Portilla Field at the beginning of the periods indicated and that the Company owned the Portilla and Happy Fields during the period from March 21, 1996 to September 30, 1996.

      The unaudited pro forma Condensed Balance Sheet reflects the preliminary allocations of the purchase prices for the Acquisitions to the assets and liabilities of the Company. The final allocation of the purchase prices, and the resulting effect on DD&A expense in the accompanying unaudited Pro Forma Statements of Operations, will differ from the preliminary estimates because the final allocation will be based on purchase prices allocated to assets and liabilities on the basis if the estimated fair values of the assets and liabilities determined at the end of the allocation period as allowed by accounting Principles Board Opinion Number 38.

      The unaudited pro forma financial data should be read in conjunction with the notes thereto, the Consolidated Financial Statements of the Company and the notes thereto and the historical financial information and the notes relating to CGGS and the Certain Overriding Royalty Interests in the Portilla Field acquired by Abraxas Petroleum Corporation included herein.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                         Historical                    Acquisitions
                         ---------  -------------------------------------------------
                                                                         Adjusments  Acquisition
                         Abraxas                                          to Reflect     and
                         Petroleum               Wyoming                   Sale of     Offering
                         Corporation   CGGS    Properties   Portilla(1)    Nevis(a)  Adjustments   Pro Forma
                         ------------ -------  ----------  ------------  ----------- -----------  -----------
                                               (dollars in thousands)

Operating revenue:
Oil and gas              $ 13,660    $ 13,849  $  7,542    $  3,676      $     --     $    --      $ 38,727
production sales
   Processing                 --       24,072       --          --          (20,012)       --         4,060
   Rig revenue                108        --         --          --             --          --           108
   Other                       49         690       --          --             --          --           739
                         --------    --------  --------     --------       --------   --------     --------
Total operating revenue    13,817      38,611     7,542       3,676         (20,012)       --        43,634
revenue

Operating costs
and expenses:
   LOE                      4,333       4,137    2,142          835            --          --       11,447
   Processing                  --      10,737       --          --           (9,501)       --        1,236
   DD&A                     5,434      10,003       --          --           (3,672)    8,666 (b)   20,431
   Rig operations             125        --         --          --             --        --            125
   G&A                      1,042       3,257       --          --           (1,173)     (534)(c)    2,592
                         --------    -------- --------     --------        --------    ------      -------
Total operating expenses   10,934      28,134    2,142          835         (14,346)    8,132       35,831
                         --------    -------- --------     --------        --------  --------      -------
Operating Income            2,883      10,477    5,400        2,841          (5,666)   (8,132)       7,803

Other (income) expense:
   Interest income            (34)        (82)      --          --             --        --           (116)
   Amortization of deferred
    financing fee             214         106       --          --             --         705 (d)    1,025
   Interest expense         3,911      11,822       --          --           (5,782)   14,030 (e)   23,981
   Unrealized foreign
    exchange gain              --        (795)      --          --             --         795 (f)     --
   Realized foreign
    exchange loss              --          44       --          --             --          --           44
                        ---------     -------   ------      -------        --------   -------      ----------
Income (loss)              (1,208)       (618)   5,400        2,841             116   (23,662)     (17,131)
before tax
Income tax
(benefit):
   Current                     --         224       --          --             (128)       --           96
   Deferred                    --          --       --          --             --        (670)(g)     (670)
                         --------     -------   -------     -------        --------   -------      --------

Net income loss)         $ (1,208)    $  (842) $ 5,400      $ 2,841        $    244  $(22,992)    $(16,557)

Less dividend requirement
 on cumulative
 preferred stock             (366)        --       --           --             --          --         (366)
                         --------     --------  -------     --------        --------  --------     -------

Net income (loss)
available to
common stockholders      $ (1,574)    $  (842) $ 5,400     $  2,841        $    244  $(22,992)    $(16,923)
                         ========     =======  =======     ========        ========  ========      =======
Earnings (loss)
  per share:             $ (0.34)                                                                 $  (3.65)
                         ========                                                                 ========

(1) The data for Portilla reflects that portion of Portilla previously owned by the Pension Fund.

       See notes to unaudited pro forma financial statements.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996

                    Historical                  Acquisitions
                    ----------- --------------------------------------------------
                                                                        Adjustment
                    Abraxas                                             to Reflect   Acquisition
                    Petroleum               Wyoming     Portilla &      Sale of      and Offering
                    Corporation   CGGS     Properties   Happy (h)       Nevis (a)     Adjustments    Pro Forma
                   ----------- ---------- -----------  -----------     -----------   -------------   ---------
                                              (dollars in thousands)
Operating revenue:
   Oil and gas
    production      $ 11,786    $ 12,246    $  7,280     $  5,232    $     --       $     --       $ 36,544
   Processing           --        20,279        --           --         (17,214)          --          3,065
   Rig revenue           106        --          --           --            --             --            106
   Other                  17         160        --           --            --             --            177
                   ----------- ---------- -----------  -----------   -----------   -----------     --------
 Total operating
  revenue             11,909      32,685       7,280        5,232       (17,214)          --         39,892

 Operating costs
 and expenses:
    LOE                3,296       2,920       1,844        1,086          --             --         9,146
    Processing          --        11,289        --           --         (10,097)          --         1,192
    DD&A               4,145       7,722        --           --          (3,098)        8,229 (b)   16,998
    Rig operations       113        --          --           --            --             --           113
    G&A                1,250       2,156        --           --            (481)         (380)(c)    2,545
    Hedging loss         511        --          --            370          --             --           881
                   ----------- ---------- -----------  -----------   -----------   -----------     --------
Total operating
 expense               9,315      24,087       1,844        1,456       (13,676)        7,849       30,875
                   ----------- ---------- -----------  -----------  -----------   -----------      --------
Operating income       2,594       8,598       5,436        3,776        (3,538)       (7,849)       9,017

 Other (income)
 expense:
    Interest income     (156)       (226)      --            --            --             --         (382)
    Amortization
     of deferred
     financing fee       192          80       --            --            --             497(d)      769
    Interest expense   2,142       8,870       --            --          (4,255)       11,195(e)   17,952
    Minority interest     58        --         --            --            --             --           58
    Unrealized foreign
     exchange gain       --       (2,070)      --            --            --           2,070(f)      --
    Realized foreign
     exchange gain       --          (51)      --            --            --             --          (51)
    Loss on
     Securities          235        --         --            --            --             --          235
                  ----------- ---------- -----------  -----------   -----------   ------------    --------
 Income (loss)
  before tax             123       1,995      5,436         3,776          717        (21,611)     (9,564)
 Income Tax (benefit):
     Current              --         190       --            --            (89)           --          101
     Deferred             --       --          --            --            --            (541)(g)    (541)
                  ----------- ---------- -----------  -----------   -----------   ------------    --------
 Net income (loss)
  excluding
  extraordinary
  items                  123       1,805      5,436         3,776          806        (21,070)     (9,124)
 Less dividend
  requirement on
  cumulative
  preferred stock       (274)       --         --             --           --             --         (274)
                  ----------- ---------- -----------  -----------   -----------   ------------    --------
 Net income  (loss)
  available to
  common
  stockholders      $   (151)   $  1,805    $  5,436     $  3,776    $     806      $ (21,070)    $(9,398)
                  =========== ========== ===========  ===========   ===========   ===========     ========
 Earnings (loss)
  per share         $  (0.03)                                                                     $ (1.62)
                  ===========                                                                     ========

See notes to unaudited pro forma financial statements.


                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            As of September 30, 1996

                                Historical        Acquisitions
                                ------------  --------------------
                                                       Adjustments
                                  Abraxas              to Reflect     Acquisition
                                 Petroleum              Sale of       Adjustments         Offering
                                Corporation    CGGS     Nevis(a)    including Portilla   Adjustments   ProForma
                                ------------ --------  -----------  ------------------  ------------  ----------
                                            (dollars in thousands)
  Assets:
  Cash                           $ 9,993      $ 7,495   $   87,000      $ (84,412) (b)   $    181     $   20,257
  Accounts receivable              3,965       10,099       (5,769)          --              --            8,295
  Other                              280         --           --             --              --              280
                                 --------     --------  -----------    -----------       ---------      ---------
  Total current assets            14,238       17,594       81,231        (84,412)            181         28,832

  Property and equipment:
    Oil and gas properties       111,104       12,769         --           49,336  (b)       --
                                                                           29,022  (d)       --          202,231
    Processing facilities           --         78,860      (50,790)        18,190  (b)       --           46,260
    Other property and
      equipment                      872        --            --            3,600  (b)       --            4,472
  Investment and advances
      to partnership               2,397        --            --           (2,397) (d)       --              --
  Deferred financing fees            971          992         --              223  (d)      8,200 (f)
                                                                             (992) (b)       (223)(b)      9,171
  Other assets                       858        --            --             --                              858
                                --------     --------  -----------    -----------        ---------      ---------
  Total assets                  $130,440     $110,215  $    30,441     $   12,570         $ 8,158      $ 291,824
                                ========     ========  ===========    ===========        =========      =========

  Liabilities and
    stockholders' equity:

  Total current liabilities    $ 6,556       $  5,586  $   (2,050)     $   (2,135) (b)    $    --       $  7,957

  Long-term debt:
     Financing agreement        85,000            --          --              --             (85,000)(f)     --
     CGGS debentures              --           84,412         --          (84,412) (b)         --            --
  Acquisition debt:
     CGGS shareholders            --              --          --           94,771  (b)       (94,771)(f)     --
     Portilla                     --              --          --           26,848  (d)       (26,848)(f)     --
     Notes                        --              --          --              --             215,000 (f) 215,000
  Other liabilities                124          3,834      (1,664)            --               --          2,294
  Deferred  income taxes           187            --          --           28,036  (b)         --         28,223
  Minority interest              2,153            --          --              --               --          2,153
Shareholders' equity:
     Preferred stock              --              --          --              --               --            --
     Common stock                   58         25,296         --          (25,296) (c)         --             58
     Additional paid in
       capital                  50,920            --          --              --               --         50,920
     Retained earnings
       (deficit)               (14,184)        (8,672)     34,155         (25,483) (c)          (223)(g) (14,407)
     Cumulative foreign
       exchange adjustment        --             (241)        --              241  (c)         --            --
        exchange
     Treasury stock               (374)           --          --              --               --           (374)
                              ---------      ---------   ---------     -----------         ---------    ---------
  Total stockholders' equity    36,420         16,383      34,155         (50,538)             (223)      36,197
                              ---------      ---------   ---------     -----------         ---------    ---------
  Total liabilities and
     Stockholders' equity     $130,440       $110,215     $30,441       $  12,570           $ 8,158     $291,824
                              =========      =========   =========      ==========         =========    =========

-------------
See notes to unaudited pro forma financial statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1. The pro forma unaudited Statements of Operations for the periods ended December 31, 1995 and September 30, 1996 reflect the Acquisitions, the sale of Notes and repayment of the Credit Agreement as if consummated on January 1, 1995 and January 1, 1996, respectively. The statements also reflect the operations relating to the acquisition of the oil and gas properties acquired from Enserch Exploration, Inc. on September 30, 1996 (Wyoming Properties).

a. To adjust for the sale of the Nevis Plant prior to the Company's acquisition of CGGS.

   The reduction in G&A expense represents the contractual management and administrative fee paid to the operator related to the results of the Nevis Plant, net of overhead recoveries charged to third parties for processing of natural gas.

   The reduction in interest expense relates to the repayment of a portion of the debentures issued by CGGS in connection with its acquisition of the Nevis Plant.

b. To adjust DD&A expense for the year ended December 31, 1995 to reflect the acquisition of CGGS, the 50% overriding royalty interest in Portilla previously owned by the Pension Fund and the Wyoming Properties for the twelve months ended December 31, 1995 and to adjust DD&A expense for the nine months ended September 30, 1996 to reflect the acquisitions of CGGS, the reacquisition of Portilla and Happy for the period March 21, 1996 to September 30, 1996, the acquisition of the 50% overriding royalty interest in the Portilla Field previously owned by the Pension Fund and the Wyoming Properties for the nine months ended September 30, 1996. DD&A expense of crude oil and natural gas properties is computed using the units of production method. Depreciation of natural gas processing facilities is computed using the straight line method over the estimated useful life of 18 years.

c.    To adjust G&A expense of CGGS to reflect the following:

                                                                   Nine Months
                                                                      Ended
                                                        Fiscal    September 30,
                                                         1995        1996
                                                       -------  - ------------
                                                         (dollars in thousands)
Reversal of management and administrative fees paid
to third party                                        $(1,649)        $(1,340)
Additional expenses relating to salaries and
benefits, office rent and other G&A expenses            1,115             960
                                                       ------           -----
                                                       $ (534)          $(380)
                                                       ------           -----

d. To adjust the amortization of the deferred financing fee for the credit facility oweed to First Union National Bank of North Carolina and the repayment of the CGGS debentures and the fees and expenses related to the issuance of the Notes. e. To adjust interest expense using a rate of 11.5% for the issuance of the Notes and to reflect the repayment of the Credit Agreement and the retirement of the CGGS debentures. f. To adjust the foreign exchange gain realized by CGGS with respect to certain U.S.dollar-denominated debentures.

g.    To reflect the deferred tax benefit.
                                                            Nine Months
                                                              Ended
                                        Year Ended          September 30,
                                     December 31, 1995        1996
                                     ------------------  -----------------
                                          (dollars in thousands)
Deferred tax benefit                       $679                $541
                                           ====                ====

h. The following reflects the results of operations of the 50% overriding royalty interest in Portilla Field previously owned by the Pension Fund for the nine months ended September 30, 1996 and the results from Portilla and Happy previously owned by the Partnership for the period March 21, 1996 to September 30, 1996:


                                       Certain
                                      Overriding
                                       Royalty
                                     Interests in
                                     the Portilla
                                    Field Acquired
                                      by Abraxas       Portilla and Happy
                                      Petroleum        previously owned
                                     Corporation        by the Company
                                     for the Nine       for the period         Portilla
                                     Months Ended      March 21, 1996 to         and
                                  September 30, 1996   September 30, 1996       Happy
                                  ------------------   ------------------    ----------
                                            (dollars in thousands)
Oil and gas production sales       $        2,822         $   2,410            $ 5,232
LOE                                          (622)             (464)            (1,086)
Hedging loss                                   --              (370)              (370)
                                  ==================   ==================    ==========
                                  $         2,200        $    1,576            $ 3,776
                                  ==================   ==================    ==========

Note 2. The pro forma unaudited Condensed Balance Sheet as of September 30, 1996, reflects the Acquisitions, the sale of Notes and repayment of the Credit Agreement as if they had occurred as of September 30, 1996.

a. Canadian Abraxas purchased all of the outstanding shares of capital stock of CGGS and immediately thereafter merged CGGS with and into Canadian Abraxas. Prior to the Canadian Abraxas' acquisition of CGGS, the Nevis Plant was sold and Canadian Abraxas, as the surviving entity of the CGGS acquisition, used the net proceeds from the sale of the Nevis Plant to retire the outstanding debentures of CGGS. The CGGS balance sheet included in the accompanying Unaudited Pro Forma Condensed Balance Sheet dated as of September 30, 1996 represents the historical unaudited balance sheet of CGGS as of October 31, 1996, converted into United States generally accepted accounting principles and into U.S. dollars. The balances included in the "Adjustments to Reflect Sale of Nevis" column on the accompanying Unaudited Pro Forma Condensed Balance Sheet represent the sale of the Nevis Plant and related accounts receivable and payable at a sales price of approximately CDN$116.1 million, net of estimated selling costs and related closing adjustments, or approximately U.S.$87.0 million, and the removal of the historical net book value of the Nevis Plant and the working capital and other liabilities associated with the operations of the Nevis Plant as of October 31, 1996. Retained earnings represent the approximate gain from the sale of the Nevis Plant.

b. The acquisition of CGGS was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations." The purchase price was allocated to the crude oil and natural gas properties, the natural gas processing plants and other assets based upon estimated fair values. A deferred income tax liability has been established representing the tax effect of the difference in the fair value of the assets acquired and their historical tax basis and has been allocated as additional basis of the crude oil and natural gas properties, the natural gas processing plants and other assets.

--------------------------------------------------------------------------------
                                                                 (dollars in
                                                                 thousands)
-------------------------------------------------------------------------------
   The total purchase price has been allocated as follows:
      Purchase price for the outstanding capital
       stock of CGGS                                             $ 94,771
      Book value of net assets acquired                            49,546
                                                                  --------
   Increase in basis                                             $ 45,225

   Allocation of increase in basis:
      Increase in crude oil and natural gas properties           $ 49,336
      Increase in natural gas processing facilities                18,190
      Increase in other property and equipment                      3,600
      Deferred financing fee                                         (992)
      Change in accounts payable                                    3,127
      Change in deferred tax liabilities                          (28,036)
                                                                  -------
                                                                 $ 45,225
                                                                  =======
   Retirement of CGGS debentures:
      Cash                                                       $(84,412)
      CGGS debentures                                              84,412

c. To reflect the elimination of CGGS equity balance:

   Common stock                                                  $ 25,296
   Retained earnings                                               25,483
   Cumulative foreign exchange adjustment                            (241)

d.    To reflect the purchase of Portilla and Happy:

   Purchase price of Portilla and Happy                          $ 27,600
   Estimated adjustments to purchase price for
    accrual of net crude oil and natural gas revenues to
    November 14, 1996                                                (752)
                                                                   ------
   Net amount due to seller                                        26,848
   Elimination of the Company's equity
    investment in and advances to the Partnership                   2,397
   Deferred financing fee related to debt repaid
                                                                     (223)
                                                                   ------
     Net purchase price allocated to oil and gas properties      $ 29,022
                                                                   ======
                                       40

      Acco entered into a commodity price hedge with Christiania which was assumed by the Company in connection with the consummation of the Transactions. Under the terms of this commodity price hedge, the Company is required to receive or make payment to Christiania based on a differential between a fixed and variable price for crude oil and natural gas through the last business day of November 2001 on volumes ranging from 8,160 barrels of crude oil to 20,000 barrels of crude oil per month and 14,850 MMBTU of natural gas to 87,406 MMBTU of natural gas per month. Under this agreement, the Company receives fixed prices ranging from $17.20 per barrel of crude oil to $18.55 per barrel of crude oil and $1.793 per MMBTU of natural gas to $1.925 per MMBTU of natural gas and makes payments based on the price for west Texas intermediate light sweet crude oil on the NYMEX for crude oil and the Inside FERC, Tennessee Gas Pipeline Co:
Texas (Zone 0) price for natural gas. Currently there is a net unrealized loss of approximately $1.8 million under the commodity price hedge.



e. To reflect the issuance of Notes and application of the proceeds therefrom:

   Issuance of Notes                                                  $215,000
   Expense for issuance of Notes                                        (8,200)
   Repayment of the Credit Agreement                                   (85,000)
   Payment of amount due to CGGS                                       (94,771)
   Payment of amounts due to seller of Portilla and Happy              (26,848)
                                                                      --------
   Increase in existing cash                                               181
                                                                      ========

f. To reflect the write-off of deferred financing fees upon
retirement of certain related debt                                    $    223
                                                                      ========


      In January, 1997, Canadian Abraxas entered into a letter of intent to sell its interest in the Hoole Area for approximately $9.3 million. The Hoole Area consists of 9,728 gross acres (3,311 net acres) and 6.4 gross wells (3.2 net wells), of which are operated by Canadian Abraxas. As of September 1, 1996, the Hoole Area natural gas properties had total proved reserves of 1,477.0 MBOE with an aggregate PV-10 of $6.3 million, 89.3% of which was attributable to proved developed reserves. The Hoole Area natural gas processing plant had aggregate net natural gas processing capacity of 32.0 Mmcf per day at September 1, 1996. For the nine months ended September 30, 1996, the Hoole Area natural gas processing plant processed an average of 18.9 gross MMcf (9.5 net MMcf ) of natural gas per day, of which 4.4% (2.2% net) was custom processed for third parties. For the nine months ended September 30, 1996, the Hoole Area properties and natural gas processing plants contributed $2.4 million of revenue to CGGS.

                                   SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


            ABRAXAS PETROLEUM CORPORATION


                                          By: /s/Chris Williford
                                             ---------------------
                                          Chris Williford
                                          Executive Vice President/
                                          Chief Financial Officer


Dated:  January 27, 1997

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the RegistrationStatement (Form S-3 No. 33-3398 of Abraxas Petroleum Corporation and in the related Prospectus of our report dated August 30, 1996 with respect to the statements of combined oil and gas revenues and direct operating expenses of Certain Overriding Royalty Interests in the Portilla Field acquired by Abraxas Petroleum Corporation for the years ended December 31, 1994 and 1995 and our report dated October 7, 1996 with respect to the balance sheet of Canadian Abraxas Petroleum Limited as of September 30, 1996, included in this Current Report (Form 8-K/A Number 1) dated January 27, 1997.



                                                Ernst & Young LLP


San Antonio, Texas
January 27, 1997

                  Consent of Independent Chartered Accountants


To the Board of Directors of
CGGS Canadian Gas Gathering Systems Inc.


We consent to the incorporation by reference in the registration statement (No. 33-3398) on Form S-3 of Abraxas Petroleum Corporation of our report dated January 12, 1996 with respect to the balance sheets of CGGS Canadian Gas Gathering Systems Inc. as at October 31, 1995 and 1994, and the related statements of earnings (loss) and deficit and changes in financial position for the years ended October 31, 1995, 1994 and 1993, which report appears in the Form 8-K/A Number 1 of Abraxas Petroleum Corporation dated January 27, 1997.





Calgary, Canada                                 KPMG
January 24, 1997                                Chartered Accountants